SEVENTH MODIFICATION TO
                   REVOLVING CREDIT LOAN & SECURITY AGREEMENT
                            (ACCOUNTS AND INVENTORY)
                                       AND
                         FIRST AMENDMENT TO ADDENDUM TO
                   REVOLVING CREDIT LOAN & SECURITY AGREEMENT


     This SEVENTH MODIFICATION TO LOAN & SECURITY AGREEMENT (ACCOUNTS AND INVENTORY) AND FIRST AMENDMENT TO ADDENDUM TO REVOLVING CREDIT LOAN & SECURITY AGREEMENT (this "Modification") is entered into as of September 19, 2000 by and between HANSEN BEVERAGE COMPANY, a Delaware corporation ("Borrower") and COMERICA BANK-CALIFORNIA, a California banking corporation ("Bank").

                                    RECITALS

                  A. Borrower and Bank have previously entered into that certain Revolving Credit Loan & Security Agreement (Accounts and Inventory) dated as of May 15, 1997, as amended by that certain First Modification to Loan & Security Agreement dated May 11, 1998, as further amended by that certain Second Modification to Loan & Security Agreement dated July 27, 1998, as further amended by that certain Third Modification to Loan & Security Agreement dated December 1, 1998, as further amended by that certain Fourth Amendment to Revolving Credit Loan and Security Agreement dated March 28, 2000, as further amended by that certain Fifth Amendment to Revolving Credit Loan and Security dated April 27, 2000, as further amended by that certain Sixth Modification to Amendment to revolving Credit Loan and Security Agreement (Accounts and Inventory) dated May 23, 2000 (collectively referred to as the "Loan Agreement"), together with the Addendum to Revolving Credit Loan & Security Agreement dated December 1, 1998 (the "LIBOR Addendum"), the Inventory Rider (Revolving Advance) dated May 15, 1997, as amended by that certain Inventory Rider to Revolving Credit Loan and Security Agreement dated December 1, 1998 (the "Inventory Rider"), the Environmental Rider dated May 15, 1997 (the "Environmental Rider"), the Equipment Rider dated May 15, 1997 (the "Equipment Rider") and UCC-1 Financing Statement (the "UCC-1").

                  B. Pursuant to the Loan Agreement, Bank has made available to Borrower a revolving line of credit (the "Line of Credit") in an aggregate principal amount not to exceed Three Million and 00/100 Dollars ($3,000,000.00) at any one time, as further provided in the terms and conditions set forth more completely in the Loan Agreement.

                  C. Borrower has previously executed in favor of Bank that certain Amended and Restated Variable Rate Installment Note dated as of April 20, 2000 made by Borrower payable to the order of Bank in the original principal amount of Four Million and 00/100 Dollars ($4,000,000.00) (as amended, the "Term Loan Note").

                  D. As additional security for the Obligations (as defined in the Loan Agreement), including the Term Loan Note, Borrower has pledged to Bank those certain Trademark Rights as defined in and pursuant to that certain Security Agreement in License Agreement and Other Agreements dated May 15, 1997 by and between Bank and Borrower (the "License Security Agreement").

                  E. Hansen Natural Corporation, a Delaware corporation ("Hansen Natural"), and Hard e Beverage Company, a Delaware corporation formerly known as CVI Ventures, Inc. ("Hard e Beverage") (Hansen Natural and Hard e Beverage are collectively referred to as the "Guarantors") have each executed those certain guaranty agreements each dated as of May 15, 1997 (respectively, the "Hansen Guaranty"and the "Hard e Beverage Guaranty"and collectively, the "Guaranties"), pursuant to which Guarantors guaranteed the Obligations owing to Bank by Borrower, as set forth more completely in the Guaranties.

                  F. Hansen Natural's obligations under the Hansen Guaranty are secured by the capital stock of Borrower owned by Hansen Natural, which stock has been pledged pursuant to the terms of that certain Security Agreement (All Assets) dated May 15, 1997, together with that certain endorsement in blank of stock certificates, the Environmental Rider dated May 15, 1997, and UCC-1 Financing Statement (collectively referred to as the "Hansen Natural Stock Pledge Documents").

                  G. The Loan Agreement, LIBOR Addendum, the Inventory Rider, the Environmental Rider, the Equipment Rider, the Term Loan Note, the License Security Agreement, the Guaranties, and the Hansen Natural Stock Pledge Documents are collectively referred to as the "Loan Documents".

                  H. Blue Sky Natural Beverage Co., a Delaware corporation, ("Blue Sky") has purchased or will purchase certain assets (the "Acquisition") of Blue Sky Natural Beverage Co., a New Mexico corporation, ("Seller") pursuant to the terms of that certain Asset Purchase Agreement dated as of September 19, 2000 by and between Blue Sky and Seller (as the same may be further amended, modified or supplemented from time to time the "Acquisition Agreement")(the Acquisition Agreement and each schedule, exhibit, document, instrument and certificate incorporated therein or delivered in connection therewith, are referred to as the "Acquisition Documents").

                  I. In order to finance the Acquisition, payoff the Term Loan Note, and for additional working capital, Borrower has requested that Bank increase the Line of Credit to Twelve Million and 00/100 Dollars ($12,000,000.00), and Bank has agreed to increase the Line of Credit to said amount pursuant to certain terms and conditions, as set forth more completely herein.


                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows

1. Incorporation by Reference; Definitions. The foregoing Loan Documents and the Recitals are incorporated herein by this reference as though set forth in full herein. Any term not defined herein shall have the meaning given in the Loan Documents.

2. Modifications to the Loan Agreement. The Loan Agreement is hereby modified as set forth below.

2.1 Section 1 of the Loan Agreement. Section 1 of the Loan Agreement is hereby amended by adding the following new subsection:

                           "1.42 "Subsidiary"means,  with respect to any Person,
                  any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof."

2.2 Modification of Section 2.1 of the Loan Agreement. Section 2.1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following provision:

                           "Notwithstanding any prior agreement to the contrary,
                  upon the request of Borrower, made at any time and from time to time during the term hereof, and so long as no Event of Default has occurred, Bank shall lend to Borrower an amount not to exceed the principal sum of Twelve Million and 00/100 ($12,000,000.00) at any one time (the "Committed Line"), with any amount in excess of the Committed Line being referred to hereinafter as an ("Overadvance"). Notwithstanding the foregoing, the credit limit of the Committed Line shall be reduced by the following amounts as of the dates set forth below:

                           As of September 19, 2001           $1,300,000.00
                           As of September 19, 2002           $1,400,000.00
                           As of September 19, 2003           $1,500,000.00
                           As of September 19, 2004           $1,800,000.00

                  provided however, that upon the Committed Line being reduced to Six Million and 00/100 Dollars ($6,000,000.00) after September 19, 2004, the foregoing annual reductions shall no longer be in effect."

2.3 Modification to Section 3.1 of the Loan Agreement. Section 3.1 of the Loan Agreement is hereby modified by deleting the first sentence in its entirety and substituting the following provision:

                           "Notwithstanding any prior agreement to the contrary,
                  this Agreement shall remain in full force and effect until the earlier of (a) acceleration of the Obligations for any reason under the terms of this Agreement; or (b) the specific date sixty (60) months after the funding of the Acquisition."

2.4 Modification of Section 6.15 (c) of the Loan Agreement. Section 6.15(c) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                                    "Quarterly  A/R and A/P  Agings.  As soon as
                  available, and in any event within thirty (30) days after the end of each of Borrower's fiscal quarters, Borrower shall deliver to Bank, on a quarterly basis, aged listings of accounts receivable and accounts payable.

                           Quarterly Inventory Report. As soon as available, and
                  in any event within thirty (30) days after the end of Borrower's fiscal quarters, Borrower shall deliver to Bank, on a quarterly basis, inventory reports in form and substance acceptable to Bank."

2.5 Modification to Section 6.16(b) of the Loan Agreement. Section 6.16(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
                           "b. Borrower shall maintain, on a consolidated basis,
                  as of the end of each fiscal quarter of Borrower, a Book Net Worth of not less than Twenty One Million and 00/100 Dollars ($21,000,000.00). As used herein, the term "Book Net Worth" means Borrower's consolidated Net Worth, plus the net value of Borrower's and Blue Sky's trademarks, plus, commencing at the start of Borrower's fiscal year 2002, seventy five percent (75%) of annual consolidated Net Income."

2.6 Modification to Section 6.16(c) of the Loan Agreement. Section 6.16(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                           "c. Borrower shall maintain,  as of the first quarter
                  following the Acquisition, on a consolidated basis, as of the end of each fiscal quarter, a ratio of senior Funded Debt to EBITDA of less than 2.00:1.00, provided, however that as of the date twelve (12) months from the date of the Acquisition, the ratio shall be 1.75:1.00. As used herein, the term "EBITDA" means, for any period, Borrower's consolidated pre-tax Net Income ("pre-tax" being determined in accordance with GAAP); plus (a) the aggregate of all interest paid or accrued by Borrower and its Subsidiaries including, without limitation, all interest, fees, and costs payable with respect to indebtedness and the interest portion of capitalized lease payments, all as determined in accordance with GAAP; paid or accrued during such period; plus (b) amortization and depreciation deducted in determining Net Income for such period; plus (c) any non-cash charge deducted in determining Net Income for such period. In calculating this ratio, Bank
                  (i) in determining EBITDA shall use the current quarter EBITDA and the previous three (3) quarters EBITDA; and (ii) in determining Funded Debt, shall use Funded Debt as of the date of calculating this ratio."

2.7 Modification to Section 6.16(d) of the Loan Agreement. Section 6.16(d) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                           "d. Borrower shall maintain, on a consolidated basis,
                  as of the end of each fiscal  quarter of Borrower,  a ratio of
                  (a) the sum of (i) Cash Flow plus (ii) non-cash charges deducted in determining Net Income; less dividends, distributions and withdrawals to (b) the sum of (i) the Current Maturities on Long Term Debt (not including the Line of Credit); plus the current portion of capital lease obligations; plus the greater of (1) One Million Three Hundred Thousand and 00/100 Dollars ($1,300,000.00); or (2) the amount of the credit limit reduction set forth in Section 2.1 of the Loan Agreement for the relevant period, to the extent that such reduction is then payable, of not less than 1.30:1.00, provided however that as of the date twenty four (24) months from the date of this Modification, the ratio shall be 1.35:1.00. In calculating this ratio, Bank (i) in determining Cash Flow shall use the current quarter Cash Flow and the previous three (3) quarters Cash Flow; and (ii) in determining the Current Maturities on Long Term Debt (not including the Line of Credit) and the current portion of capital lease obligations, shall use the Current Maturities on Long Term Debt (not including the Line of Credit) and the current portion of capital lease obligations as of the date of calculating this ratio."

2.8 Modification to Section 6.16(e) of the Loan Agreement. Section 6.16(e) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                           "e. Commencing at the start of Borrower's fiscal year
                  2001, and for each fiscal year thereafter, Borrower shall not, and shall not permit any of its Subsidiaries directly or indirectly to, without Bank's prior written consent, acquire or expend for or commit itself to acquire or expend for fixed assets by lease, purchase or otherwise or incur new debt in an aggregate amount that exceeds One Million and 00/100 Dollars ($1,000,000.00) in any fiscal year; and"

2.9 Modification to Section 6.16 of the Loan Agreement. Section 6.16 is amended by adding the following new subsections:

                           "f. Borrower shall maintain, on a consolidated basis,
                  and as of the end of each fiscal quarter of Borrower, a ratio of (a) current assets to (b) the sum of (i) current liabilities; plus the unpaid principal balance of the Line of Credit of not less than 1.0:1.0.

                           g. Borrower shall not loan, advance, make capital contributions to or otherwise transfer cash or assets in any manner to any Subsidiary, or permit any Subsidiary to do so with respect to any other Subsidiary, except for (i) transfers of working capital by Borrower to any Subsidiary when and as necessary to meet the working capital needs of such Subsidiary in the ordinary and normal course of its business and so long as such transfer would not impair Borrower's operations or its ability to perform the Obligations; or (ii) transfers of raw material and work-in-process Inventory to for purposes of completion of production of such Inventory"

3. Modifications to the LIBOR Addendum. The LIBOR Addendum is hereby modified as set forth below.

3.1 Modification to Section 2 of the LIBOR Addendum. Section 2 of the LIBOR Addendum is hereby amended by deleting it in its entirety and replacing it with the following:

                           "2.      Interest Rate Options.  Borrower  shall have
                  the following options regarding the interest rate to be paid by Borrower on Advances under the Note:


                  If Borrower's ratio of Senior   Base Rate Option          LIBOR Option
                  Funded Debt to EBITDA as set    Advances shall bear       Advances shall bear
                  forth in Section 6.16(c) of     interest at a floating    interest at a fixed
                  this Loan Agreement is:         rate per annum equal to:  rate per annum equal
                                                                            to:
                  ------------------------------- ------------------------- ----------------------

                        less than 2.0:1.0                Base Rate            LIBOR plus 2.00%
                  ------------------------------- ------------------------- ----------------------

                    more than 2.0:1.0 and less      Base Rate plus .25%       LIBOR plus 2.25%
                           than 3.0:1.0
                  ------------------------------- ------------------------- ----------------------

                        more than 3.0:1.0           Base Rate plus .50%       LIBOR plus 2.50%
                  ------------------------------- ------------------------- ----------------------

                  As used herein, "Base Rate Option" means any Advance when and to the extent that the interest rate therefor is determined by a reference to the Base Rate, and "LIBOR Option" means any Advance when and to the extent that the interest rate therefor is determined by a reference to LIBOR.

4. Conditions Precedent. Bank's consent to this Modification subject to satisfaction of all of the conditions set forth below.

4.1 Financial Condition. Borrower shall have delivered to Bank (i) a fair saleable value balance sheet and income statement reasonably acceptable to Bank in form and substance satisfactory to Bank dated the date hereof, and setting forth valuations of Borrower and its Subsidiaries on a consolidated basis; and
(ii) the unaudited consolidated balance sheet of Borrower and its Subsidiaries as of the date hereof giving effect to the Acquisition together with a certificate of Borrower, executed by the chief financial officer of Borrower in such Person's capacity as an officer of Borrower, in form and substance satisfactory to Bank certifying that, after giving effect to the Acquisition, the fair saleable value of the assets of Borrower, on a going concern basis, will exceed the probable liability on its debts, that Borrower will be able to pay its debts as they mature and that Borrower will not have unreasonably small capital to conduct its business, together with attachments demonstrating the basis of such conclusions.

4.2 Seller Financial Statements. Borrower shall deliver to Bank, the balance sheet of Seller as of the end of Seller's two (2) previous fiscal years, together with the related statements of income and retained earnings for such fiscal years, and the statements of changes in financial position, all in reasonable detail and standing in comparative form and all prepared in accordance with GAAP consistently applied and as to the statements accompanied by an opinion thereon acceptable to Bank by independent accountants.

4.3 Fee. Borrower shall have paid the commitment fee in the amount of Thirty Thousand and 00/100 Dollars ($30,000.00).

4.4 Acquisition. The Acquisition shall have been consummated in accordance with the terms of the Acquisition Documents.

4.5 Acquisition Documents. Bank (a) shall have received true and complete executed or conformed copies of the Acquisition Documents and any amendments thereto; (b) the Acquisition Documents shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof (other than solely to extend the date by which the Acquisition is required to occur); (c) neither Seller or Blue Sky shall have failed to perform any material obligation or covenant required by the Acquisition Documents to be performed or complied with by it on or before the date hereof; and (d) Bank shall have received a certificate of Blue Sky, executed by Blue Sky's chief executive or chief financial officer in such Person's capacity as an officer of Blue Sky, to the effect set forth in clauses
(a), (b) and (c) above.

4.6 Security Interests, UCC Filings and Stock Certificates. Bank shall have received satisfactory evidence that Bank has a valid and perfected first priority security interest as of the date hereof in the Collateral, subject only to liens permitted under the Loan Agreement. Borrower shall have delivered to or caused to be delivered to Bank executed documents (including financing statements under the UCC and other applicable documents under the laws of any jurisdiction with respect to the perfection of liens) as Bank may deem necessary to perfect its security interests in the Collateral. Borrower, pursuant to the stock pledge agreements, shall have delivered or caused to be delivered to Bank certificates (which certificates shall be properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank) representing all of the capital stock of Borrower and each Subsidiary of Borrower whose capital stock is subject to the stock pledge agreements.

4.7 Termination of Liens. Bank shall have received, duly executed, such UCC-3 termination statements, mortgage releases and other instruments, in form and substance satisfactory to Bank, as shall be necessary to terminate and satisfy all liens except permitted encumbrances on the Collateral.

4.8 Borrower Documents. Borrower shall deliver or cause to be delivered to Bank the documents listed below, each, unless otherwise noted, dated the date hereof, duly executed, in form and substance satisfactory to Bank:

4.8.1    this Modification;

4.8.2    the Security Agreement (All Assets) of Hard e Beverage;

4.8.3    the UCC-1 Financing Statement of Hard e Beverage;

4.8.4    the Security Agreement (All Assets) of Blue Sky;

4.8.5    the UCC-1 Financing Statement of Blue Sky;

4.8.6    the Guaranty of Blue Sky;

4.8.7    the Stock Pledge Agreement of Hansen Natural;

4.8.8    the Stock Pledge Agreement of Borrower;

4.8.9    the Trademark Security Agreement of Borrower;

4.8.10   the Patent Security Agreement of Borrower;

4.8.11   the Trademark Security Agreement of Blue Sky;

4.8.12   the Patent Security Agreement of Blue Sky;

4.8.13 to the extent requested by Bank on or prior to the date hereof, agreements with the landlords of all premises leased by Borrower or any of its Subsidiaries containing such consents and waivers as required by Bank and non-disturbance agreements with the holders of any mortgages or deeds of trust on the real estate which is leased by Borrower or any of its Subsidiaries on terms and conditions reasonably satisfactory to Bank;

4.8.14 to the extent requested by Bank, bailee letters from each warehouseman or bailee, if any, having possession of any Inventory with an aggregate value in excess of Fifty Thousand and 00/100 Dollars ($50,000.00);

4.8.15 a certificate of the secretary of Borrower with respect to (a) resolutions of the Board of Directors of Borrower approving and authorizing the execution, delivery and performance of this Modification and the documents executed pursuant thereto to which Borrower is to be a party; and (b) the signature and incumbency of the officers of Borrower executing such documents;

4.8.16 a certificate of the secretary of Blue Sky with respect to (a) resolutions of the Board of Directors of Blue Sky approving and authorizing the execution, delivery and performance of the documents executed pursuant hereto to which Blue Sky is to be a party; and (b) the signature and incumbency of the officers of Blue Sky executing such documents;

4.8.17 a certificate of the secretary of Hard e Beverage with respect to (a) resolutions of the Board of Directors of Hard e Beverage approving and authorizing the execution, delivery and performance of the documents executed pursuant hereto to which Hard e Beverage is to be a party; and (b) the signature and incumbency of the officers of Hard e Beverage executing such documents;

4.8.18 a certificate of the secretary of Hansen Natural with respect to (a) resolutions of the Board of Directors of Hansen Natural approving and authorizing the execution, delivery and performance of the documents executed pursuant hereto to which Hansen Natural is to be a party; and (b) the signature and incumbency of the officers of Hansen Natural executing such documents;

4.8.19 payment by Borrower of Bank's attorneys' fees and costs incurred in the preparation of this Modification and the documents executed pursuant thereto; and

4.8.20 such other and further documents, and completion of such other and further matters, as Bank may reasonably deem necessary or appropriate.

5. No Modification of Other Obligations; No Effect on Collateral. Except as is otherwise specifically set forth herein or in any document executed in connection herewith, the Loan Agreement and the Loan Documents are and shall remain unmodified and in full force and effect. Borrower ratifies and reaffirms the Obligations, without setoff, defense, or counterclaim, and agrees fully and faithfully to pay, perform and discharge, as and when payment, performance and discharge are due, all of the Obligations under the Loan Agreement, as amended hereby. Nothing herein shall be deemed to affect in anyway the Collateral that secures the obligations under the Loan Agreement (as modified by this Modification) or under any other agreement now or in the future.

6. Conflicts. If any conflict exists between the provisions of the Loan Documents and the provisions of this Modification, the provisions of this Modification shall control.

7. Ratification of the Guaranties and Security Therefor. By executing this Modification below where indicated, Guarantors acknowledge and agree that they have read and are familiar with, and consent to, all of the terms and conditions of this Modification. In light of the foregoing, by executing this Modification, Guarantors further confirm and agree that all of the terms and provisions of the Guaranties are ratified and reaffirmed, and that the Guaranties shall and do continue in full force and effect. Although Bank has informed Guarantors of the terms of this Modification, Guarantors understand and agree that Bank has no duty whatsoever to do so, nor to seek this or any future acknowledgment, consent, or reaffirmation, and that nothing contained herein is intended to, or shall create, such a duty on the part of Bank as to any transactions hereafter.

8. Further Assurances. Borrower agrees to make and execute such other documents and/or take such other action and/or provide such further assurances as may be requested by Bank in connection with the Obligations or as may be necessary or required to effectuate the terms and conditions of this Modification and any documents executed in connection herewith.

9. Future Modifications. Neither this Modification nor any document executed herein entitles, or implies any consent or agreement to, any further or future modification of, amendment to, waiver of, or consent with respect to any provision of the Modification or the Loan Documents. Any modifications hereto or to the Loan Documents shall be in writing and signed by the parties.

10. Integration. This Modification and any documents executed in connection herewith are integrated agreements, and supersede all negotiations and agreements regarding the subject matter hereof and thereof, and taken together with the Loan Documents and any documents executed in connection herewith, constitute the final agreement of the parties with respect to the subject matter hereof and thereof.

11. Severability. In the event any one or more of the provisions contained in this Modification is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12. Interpretation. This Modification and all agreements relating to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly. The parties waive the provisions of California Civil Code ss.1654.

13. Counterparts. This Modification may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Modification by telefacsimile shall be effective as delivery of a manually executed counterpart of this Modification, and any party delivering such an executed counterpart of the signature page to this Modification by telefacsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Modification to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Modification.

                                              [signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Modification to be executed as of the day and year first written above.

                             HANSEN BEVERAGE COMPANY




                             By:    /s/ Rodney C. Sacks
                             Title: Chairman and CEO


                            COMERICA BANK-CALIFORNIA



                                      /s/ James L. Bradley
                             By:      James L. Bradley
                             Its:     Vice President


CONSENT OF GUARANTORS:

HANSEN NATURAL CORPORATION




By:    /s/ Rodney C. Sacks

Title: Chairman and CEO


HARD E BEVERAGE COMPANY
formerly known as CVI VENTURES, INC.




By:    /s/ Rodney C. Sacks

Title: Chairman and CEO